EXHIBIT 99

                           CHARTER ONE FINANCIAL, INC.
                      SELECTED MONTHLY FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA AT MONTH END

                                                                      03/31/97       02/28/97      01/31/97
                                                                      --------       --------      --------
                                                                              (DOLLARS IN THOUSANDS)

Total assets.....................................................   $ 14,031,588     14,033,173    13,946,727
Cash & cash equivalents..........................................        168,357        266,203       229,918
Investment securities............................................        281,448        284,221       283,830
Mortgage-backed securities.......................................      4,564,928      4,605,809     4,655,433
Loans receivable.................................................      8,472,041      8,325,041     8,231,799
Portfolio of loans serviced for others...........................      1,422,526      1,441,278     1,459,548

Common shares outstanding, net...................................     46,338,721     46,330,703    46,309,468
Treasury shares..................................................      1,133,765      1,141,783     1,163,018

Deposits:
  Checking.......................................................   $    889,842        884,941       847,099
  Savings........................................................        843,063        844,627       856,602
  MMDA...........................................................      1,365,418      1,355,463     1,349,292
  Certificates:
    6 month or less..............................................        573,416        584,357       590,857
    6 month to 1 year............................................      1,528,237      1,511,682     1,473,975
    Retail jumbos................................................        237,486        239,363       239,870
    Other........................................................      2,402,017      2,412,498     2,447,122
                                                                     -----------   ------------   -----------
      Total CDS..................................................      4,741,156      4,747,900     4,751,824
                                                                     -----------   ------------   -----------
        Total deposits...........................................   $  7,839,479      7,832,931     7,804,817
                                                                     ===========   ============   ===========

Borrowings:
  Reverse repurchase agreements..................................   $  1,735,966      1,735,966     1,633,496
  FHLB advances..................................................      3,081,274      3,105,958     3,189,149
  Other..........................................................        211,616        211,168       211,749
                                                                     -----------   ------------   -----------
    Total borrowings.............................................   $  5,028,856      5,053,092     5,034,394
                                                                     ===========   ============   ===========

Weighted average rates:
  Loans..........................................................           7.88%          7.89%         7.93%
  MBS............................................................           7.19           7.15          7.19
    Loans and MBS................................................           7.64           7.63          7.66
  Other investments..............................................           7.08           6.86          6.91
    Total interest-earning assets................................           7.61           7.60          7.63

  Deposits.......................................................           4.42           4.46          4.47
  Borrowings.....................................................           5.90           5.88          5.89
    Total interest-bearing liabilities...........................           5.00           5.02          5.03

Interest rate spread.............................................           2.61%          2.58%         2.60%

Net yield on interest-earning assets.............................           2.91%          2.84%         2.86%

Nonperforming assets and allowance for loss:
  Nonperforming loans............................................   $     24,861         20,121*       20,121*
  Restructured loans.............................................         13,895         15,294*       15,294*
  REO and other repossessed assets...............................          6,026          7,030*        7,030*
                                                                     -----------   ------------   -----------
    Total nonperforming assets...................................   $     44,782         42,445*       42,445*
                                                                     ===========   ============   ===========

Allowance for loss...............................................         65,833         65,860        65,932

Number of employees (FTEs).......................................          2,582          2,557         2,550

*At December 31, 1996.

SELECTED ACTIVITY FOR THE MONTH AND QUARTER


                                                                    ONE MONTH ENDED                    3 MONTHS
                                                        ----------------------------------------         ENDED
                                                        03/31/97        02/28/97       01/31/97        03/31/97
                                                        ---------       ---------      ---------       --------
                                                                        (DOLLARS IN THOUSANDS)

Loan and MBS activity:
  Mortgage loan originations:
    One-to-four family...............................  $  179,015         136,249        161,687        476,951
    Multifamily......................................       3,562           2,407              -          5,969
    Commercial real estate...........................       5,178           8,617          6,080         19,875
  Consumer loan originations.........................      57,003          46,598         48,577        152,178
                                                        ---------       ---------      ---------       --------
      Total mortgage and loan originations...........  $  244,758         193,871        216,344        654,973
                                                        =========       =========      =========       ========

Loans sold...........................................       3,200           2,048          1,535          6,783
MBS purchased........................................           -               -              -              -
MBS sold.............................................           -               -              -              -

Deposit portfolio activity:
  Net increase (decrease):
    Checking.........................................  $    4,901          37,842        (12,339)        30,404
    Savings..........................................      (1,564)        (11,975)       (11,759)       (25,298)
    MMDA.............................................       9,955           6,171          4,319         20,445
    Certificates:
      6 month or less................................     (10,941)         (6,500)        (8,548)       (25,989)
      6 month to 1 year..............................      16,555          37,707         28,588         82,850
      Retail jumbos..................................      (1,877)           (507)        (2,586)        (4,970)
      Other..........................................     (10,481)        (34,624)       (34,055)       (79,160)
                                                        ---------       ---------      ---------       --------
        Total CDS....................................      (6,744)         (3,924)       (16,601)       (27,269)
                                                        ---------       ---------      ---------       --------
Net increase in deposits.............................  $    6,548          28,114        (36,380)        (1,718)
                                                        =========       =========      =========       ========

Interest credited to deposits included above.........  $   51,089          12,132         11,993         75,214
Total increase (decrease) as a percentage of
  beginning deposits.................................         .08%            .36%          (.46%)        (.02%)



                                       31